UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2012

VISION INDUSTRIES CORP.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-146209	14-1908451
(Commission File Number)	(IRS Employer Identification No.)

1560 W. 190th Street, 2nd Floor

Torrance, CA 90501

(Address of principal executive offices and zip code)

(310) 450-0299

 (Registrant’s telephone number including area code)

879 W. 190 Street, Suite 457

Gardena, California 90248

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 31, 2012, the Board of Directors appointed current Executive Vice President of Operations (“EVP”), Jerome Torresyap, to the position of President, effective August 1, 2012.  Director Martin Schuermann nominated Mr. Torresyap to replace him as President due to Mr. Torresyap’s outstanding performance as EVP since his appointment to the office on June 3, 2011 and Mr. Torresyap accepted the nomination.  Director Schuermann vacated the office of Presidency as of close of business July 31, 2012, but retained his positions as Chief Executive Officer, Secretary, Treasurer, and Director.  According to the terms of his new employment agreement, Mr. Torresyap, age 44, shall serve as President until August 1, 2014, unless, per the By Laws, he is removed by the Board at the regular Board of Directors meeting following the Annual Shareholders meeting, which will be held this year on September 28, 2012 in Torrance, California.

Jerome Torresyap brings over 10 years of experience in technology portfolio management and operational finance. He has brought two (2) software titles to the national retail shelves and ran the online marketing division for one of the largest off-deck mobile entertainment brands in the U.S., Mobile Sidewalk, for New Motion, Inc. (OTCBB: NWMO). After going public through a reverse merger and subsequent acquisition of a NASDAQ-listed company, he was promoted to head the Strategic Planning Group at Atrinsic Inc. (NASDAQ: ATRN). He was then given oversight over a $114MM operational budget governing the company's online, mobile and telecom assets. Mr. Torresyap received a BS in Chemistry from the University of Southern California and completed his studies at the Wharton Business School.

Mr. Torresyap is not related to any person, promoter or control person of Vision Industries Corp.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On August 1, 2012, the Company entered into an agreement with Viant Green Capital LLC and Viant Capital LLC (collectively referred to as “Viant”) as the Company’s strategic and financial advisor.  Viant will assist the Company in developing a strategy to effectuate a financing, licensing or a business combination transaction, including identifying prospective transaction participants and investor prospects.   Viant will be compensated in warrants to buy the Company’s common stock, and, in the event of completion of a financing, licensing, or combination transaction, will be additionally compensated in both cash and warrants.

As referred to above, the Company also announces that it will hold its annual shareholder meeting on September 28th, 2012 in Torrance, California.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
99.12	Employment Agreement – Jerome Torresyap

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION INDUSTRIES CORP.
Dated: August 2, 2012	By:	/s/MARTIN SCHUERMANN
Name: Martin Schuermann Title: Chief Executive Officer
Dated: August 2, 2012	By:	/s/JEROME TORRESYAP
Name: Jerome Torresyap Title: President